UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

SYRA HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41822	85-4027995
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

1119 Keystone Way N. #201

Carmel, IN 46032

(Address of principal executive offices, including zip code)

(463) 345-8950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	SYRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 18, 2024, Syra Health Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 15,222,830 shares of common stock (including 833,334 shares of Class B common stock with each share of Class B common stock having 16.5 votes per share) , constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 24, 2024 are as follows:

Proposal 1. All of the eight (8) nominees for director were elected to serve until the 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the eight (8) directors was as follows:

Directors	For	Against	Abstain	Broker Non Vote
Sandeep Allam	14,122,315	0	18,481	1,082,034
Dr. Andrew M. Dahlem	14,121,873	0	18,923	1,082,034
Dr. Ketan Paranjape	14,122,273	0	18,523	1,082,034
Dr. Vijayapal R. Reddy	14,122,158	0	18,638	1,082,034
Dr. Avutu S. Reddy	14,121,543	0	19,253	1,082,034
Sherron Rogers	14,122,452	0	18,344	1,082,034
Dr. Deepika Vuppalanchi	14,121,708	0	19,088	1,082,034
Priya Prasad	14,122,158	0	18,638	1,082,034

Proposal 2. The appointment of M&K CPAs, PLLC, as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2024 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
15,201,965	9,025	11,840	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYRA HEALTH CORP.

Date: June 18, 2024	By:	/s/ Deepika Vuppalanchi
Deepika Vuppalanchi Chief Executive Officer